UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2020

Tallgrass Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	TGE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 18, 2020, Tallgrass Energy Partners, LP (“TEP”), Tallgrass Energy Finance Corp., a wholly owned subsidiary of TEP (the “Co-Issuer” and together with TEP, the “Issuers”), and certain of TEP’s existing direct and indirect wholly owned subsidiaries (other than the Co-Issuer, the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $430,000,000 in aggregate principal amount of the Issuers’ 6.000% Senior Notes due 2027 (the “Notes”), and the Guarantors agreed to provide the guarantees of the Notes. The Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act.

Tallgrass Energy, LP (“TGE”) is the managing member of Tallgrass Equity, LLC (“Tallgrass Equity”) and owns approximately 63.75% of the outstanding membership interests of Tallgrass Equity, as of February 12, 2020. TEP is a wholly-owned subsidiary of Tallgrass Equity and its subsidiaries.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, and customary conditions to closing, obligations of the parties and termination provisions.

The Initial Purchasers and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Initial Purchasers and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for TEP and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, certain of the Initial Purchasers or their affiliates are agents and/or lenders under TEP’s revolving credit facility. TEP used the net proceeds from the Notes to repay a portion of the outstanding borrowings under TEP’s revolving credit facility, and therefore, affiliates of the Initial Purchasers received a portion of such proceeds.

In addition, as previously announced, on December 16, 2019, TGE and its general partner entered into a definitive Agreement and Plan of Merger (the “Take-Private Merger Agreement”) with Prairie Private Acquiror LP, a Delaware limited partnership (“Buyer”), and Prairie Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer. Pursuant to the Take-Private Merger Agreement and subject to the satisfaction or waiver of certain conditions therein, Buyer will merger with and into TGE, with TGE surviving the merger and continuing to exist as a Delaware limited partnership (the “Take-Private Merger”). Buyer is an affiliate of Blackstone Infrastructure Partners (“BIP”), and BIP effectively controls TGE’s business and affairs through the exercise of the rights of TGE’s general partner. Additionally, BIP’s controlled affiliates collectively held an approximate 44.1% economic interest in TGE as of February 7, 2020.

In connection with the Take-Private Merger, certain affiliates of Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Jefferies LLC and MUFG Securities Americas Inc. are acting as joint lead arrangers and joint bookrunners and an affiliate of Blackstone Advisory Partners L.P. is acting as a co-manager in connection with a term loan to an affiliate of the Buyer. Affiliates of Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are also acting as financial advisors to an affiliate of Buyer, for which such affiliates of Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are receiving a fee. Additionally, in connection with the Take-Private Merger, certain affiliates of Credit Suisse Securities (USA) LLC, Blackstone Advisory Partners L.P., Citigroup Global Markets Inc., Jefferies LLC and MUFG Securities Americas Inc. are party to a debt commitment letter with an affiliate of Buyer, pursuant to which the amount of debt financing such affiliates have agreed to provide will be reduced by the amount reborrowed under the TEP revolving credit facility to fund a portion of the consideration of the Take-Private Merger, and for which such affiliates will receive a fee. As such, Blackstone Advisory Partners L.P. is an affiliate of the Buyer and certain other affiliates of Blackstone Advisory Partners L.P. are party to the debt commitment letter and a co-manager for the term loan to Buyer.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Indenture and Notes

On February 20, 2020, the Issuers, the Guarantors named therein and U.S. Bank National Association, as trustee, entered into an Indenture dated as of February 20, 2020 (the “Indenture”), governing the terms of the Notes. The Notes are general unsecured senior obligations of the Issuers. The Notes are unconditionally guaranteed jointly and severally on a senior unsecured basis by the Guarantors and will be guaranteed by certain of TEP’s future subsidiaries. The Notes rank equal in right of payment with all existing and future senior indebtedness of the Issuers, and senior in right of payment to any future subordinated indebtedness of the Issuers. The Notes are effectively junior to any of TEP’s secured indebtedness, including indebtedness under TEP’s revolving credit facility, to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of TEP’s subsidiaries and other entities in which TEP owns an equity interest that do not guarantee the Notes.

Interest and Maturity

The Notes will mature on March 1, 2027 and interest on the Notes is payable in cash semi-annually in arrears on each March 1 and September 1, commencing September 1, 2020. Interest will be payable to holders of record on the February 15 and August 15 immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to March 1, 2023, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 or more than 60 days’ notice, at a redemption price of 106.000% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by TEP, provided that:

•	at least 65% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by TEP and its subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

•	the redemption occurs within 180 days of the date of the closing of each such equity offering.

Prior to March 1, 2023, the Issuers may redeem all or part of the Notes, upon not less than 30 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	the principal amount thereof, plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date, plus

•	accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after March 1, 2023, the Issuers may redeem all or a part of the Notes, upon not less than 30 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

YEAR	PERCENTAGE
2023	103.000%
2024	101.500%
2025 and thereafter	100.000%

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of Notes may require TEP to repurchase all or a portion of that holder’s Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued but unpaid interest on the notes repurchased, to, but excluding, the date of settlement (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the settlement date).

Certain Covenants

The Indenture contains covenants that, among other things, limit TEP’s ability and the ability of its subsidiaries to: (i) create liens to secure indebtedness; (ii) enter into sale-leaseback transactions; and (iii) consolidate with or merge with or into, or sell substantially all of TEP’s properties to, another person.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the Notes may declare the Notes immediately due and payable, except that a default resulting from a bankruptcy or insolvency with respect to TEP or any subsidiary of TEP that is a Significant Subsidiary (as defined in the Indenture) or any group of its subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of TEP, will automatically cause all Notes to become due and payable. Each of the following constitutes an event of default under the Indenture:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in payment when due of the principal of, or premium, if any, on the Notes;

•	failure by TEP to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of TEP’s assets or failure by TEP to purchase notes when required pursuant to the change of control provision of the Indenture;

•	failure by TEP for 180 days after notice to comply with its reporting obligations under the Indenture;

•	failure by TEP for 60 days after notice to comply with any of the other agreements in the Indenture;

•	default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by TEP or any of its subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium, if any, on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $100.0 million or more, subject to a cure provision;

•	failure by TEP or any of its subsidiaries to pay final non-appealeable judgments aggregating in excess of $100.0 million (to the extent not covered by insurance by certain insurers as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

•	certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to TEP, or any of TEP’s subsidiaries that is a Significant Subsidiary (as defined in the Indenture) or any group of its subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of TEP.

The foregoing descriptions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 6.000% Senior Note, which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes, the Indenture and the Purchase Agreement is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction referred to in this material, TGE filed a preliminary proxy statement with the SEC on January 21, 2020, which was amended on February 11, 2020, and intends to file other materials with the SEC, including a proxy statement in a definitive form. TGE also expects to mail or otherwise provide to its shareholders such proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, TGE’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed with the SEC (when available) by TGE through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by TGE will be available free of charge on TGE’s website at www.tallgrassenergy.com, in the “Investors” tab near the top of the page, or by contacting TGE’s Investor Relations Department at 1-913-928-6012.

Participants in the Solicitation

TGE and its general partner’s directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of TGE’s general partner may be found in its Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 12, 2020 and any subsequent statements of changes in beneficial ownership filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Note Concerning Forward-Looking Statements

Disclosures in this Current Report on Form 8-K contain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report on Form 8-K include the pending transactions contemplated by the Take-Private Merger Agreement, the debt financing arrangements for the Take-Private Merger and the payment of certain fees in connection with the Take-Private Merger. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE and its general partner, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the SEC.

Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1

Purchase Agreement, dated February 18, 2020, among Tallgrass Energy Partners, LP, Tallgrass Energy Finance Corp., the Guarantors named therein and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers named therein.

4.1	Indenture, dated as of February 20, 2020, among Tallgrass Energy Partners, LP, Tallgrass Energy Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 6.000% Senior Note (Included as Exhibit A in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY, LP

	By:	Tallgrass Energy GP, LLC, its general partner

Date: February 21, 2020	By:	/s/ William R. Moler
William R. Moler
Chief Executive Officer